As filed with the Securities and Exchange Commission on June 26, 1997

                                               Registration No. 333-___________

                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT TO
                                  FORMS S-8

                         REGISTRATION STATEMENTS
                                  UNDER
                         THE SECURITIES ACT OF 1933

                              MERIDIAN DATA, INC.
                           -----------------------
            (EXACT NASME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 CALIFORNIA                           77-0188708
                ------------                         ------------
        (STATE OF OTHER JURISDICTION OF    (I.R.S. EMPLOYER IDENTIFICATION NO.)
         ONCORPORATION OR ORGANIZATION)


                            5615 Scotts Valley Drive
                         Scotts Valley, California 95066
                        ---------------------------------
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES,
                                  ZIP CODE),



                         1987 INCENTIVE STOCK PLAN
                         1988 INCENTIVE STOCK PLAN
                         1992 INCENTIVE STOCK PLAN
                         1992 KEY EMPLOYEE STOCK PLAN
                         1992 EMPLOYEE STOCK PURCHASE PLAN
                         1995 DIRECTOR OPTION PLAN
                         1997 INCENTIVE STOCK PLAN
                         -------------------------
                          (FULL TITLE OF THE PLAN)


                            GIANLUCA U. RATTAZZI
                            --------------------
                      PRESIDENT, CHIEF EXECUTIVE OFFICER
                                 AND DIRECTOR

                            MERIDIAN DATA, INC.
                          5615 SCOTTS VALLEY DRIVE
                       SCOTTS VALLEY, CALIFORNIA 95066
                               (408) 438-3100
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDIING AREA CODE,OF AGENT FOR SERVICE)


                                 COPY TO:

                           ROBERT D. BROWNELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                             650 PAGE MILL ROAD
                             PALO ALTO, CA 94304

                         CALCULATION OF REGISTRATION FEE
-------------------------- --------------------------- ---------------------------- ----------------------- ------------------------
 TITLE OF SECURITIES TO     AMOUNT TO BE REGISTERED     PROPOSED MAXIMUM OFFERING      PROPOSED MAXIMUM      AMOUNT OF REGISTRATION
      BE REGISTERED                                        PRICE PER SHARE (1)        AGGREGATE OFFERING               FEE
                                                                                            PRICE
-------------------------- --------------------------- ---------------------------- ----------------------- ------------------------
Common Stock (no par
value per share)                       N/A                         N/A                       N/A                      N/A
-------------------------- --------------------------- ---------------------------- ----------------------- ------------------------

(1) No additional securities are to be registered, and registration fees were paid upon filing the original Registration Statements.

                         MERIDIAN DATA, INC.
                     POST-EFFECTIVE AMENDMENT TO
                 REGISTRATION STATEMENTS ON FORM S-8

                          EXPLANATORY NOTE

     This Amendment (the "Amendment") to those certain Registration Statements on Form S-8 pertaining to the 1987 Incentive Stock Plan (File No. 33-89162), the 1988 Incentive Stock Plan (File Nos. 33-62084, 333-2620 and 333-3934), the 1992 Incentive Stock Plan (File No. 33-62084), the 1992 Key Employee Stock Plan (File No. 33-62084), the 1992 Employee Stock Purchase Plan (File No. 33-62084 and 27533), the 1995 Director Plan (File No. 333-2622) and the 1997 Incentive Stock Plan (File No. 333-27531) (the "Registration Statements") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Act") by Meridian Data, Inc., a Delaware corporation ("Meridian Delaware" or the "Company"), which is the successor to Meridian Data, Inc., a California corporation ("Meridian California"), following a statutory merger effective on May 29, 1997 (the "Merger") for the purpose of changing Meridian California's state of incorporation. Prior to the Merger, Meridian Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Meridian Delaware succeeded by operation of law to all of the assets and liabilities of Meridian California. The Merger was approved by the shareholders of Meridian California at a meeting for which proxies were solicited pursuant to Section 14 (a) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     Except as modified by this Amendment, Meridian Delaware, by virtue of this Amendment, expressly adopts the Registration Statements for all purposes of the Act and the 1934 Act.

                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Meridian Data, Inc. (the "Company") with the Securities and Exchange Commission:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     (2) The Form 10-Q of the Registrant for the quarter ended March 31, 1997 filed pursuant to Section 13(a) of the Exchange Act.

     (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed February 5, 1993, pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

     The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

          Exhibit
          Number                Description

          23.1                  Consent of Price Waterhouse LLP, Independent
                                Accountants.
          24.1                  Power of Attorney (see page 8).


Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  The undersigned registrant hereby undertakes:

          (1) To deliver or cause to be delivered with the prospectus to each employee or director to whom the prospectus is sent or given a copy of the registrant's annual report to shareholders for its last fiscal year, unless such employee or director otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will furnish a copy of such report upon the request of the employee or director. If the last fiscal year has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the latest fiscal year will be furnished to each such employee or director.

          (2) To transmit or cause to be transmitted to all employees and directors participating in the plans, who do not otherwise receive such material as shareholders of the issuer, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the registrant, Indemnification Agreements entered into between the registrant and its officers and directors, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has already has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on this 26 day of June 1997.


                              MERIDIAN DATA, INC.


                              By:  /s/ GIANLUCA U. RATTAZZI
                                       GIANLUCA U. RATTAZZI
                                       PRESIDENT AND CEO

                          POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gianluca U. Rattazzi and Erik E. Miller jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                    Title                            Date

 /s/ CHARLIE BASS       Chairman of the Board of Directors      June 26, 1997
     CHARLIE BASS

 /s/ GIANLUCA U. RATTAZZI     President, CEO and Director       June 26, 1997
     GIANLUCA U. RATTAZZI

 /s/ ERIK E. MILLER           Senior Vice President,            June 26, 1997
     ERIK E. MILLER              Finance and CFO

 /s/ PETER R. JOHNSON               Director                    June 26, 1997
     PETER R. JOHNSON

 /s/ MARIO M. ROSATI                Director                    June 26, 1997
     MARIO M. ROSATI

 /s/ PIERLUIGI ZAPPACOSTA       Director                        June 26, 1997

                            INDEX TO EXHIBITS


       Exhibit Number         Description                        Numbered Page
       --------------         -----------                        -------------

         23.1           Consent of Price Waterhouse LLP,
                        Independent Accountants.                      10
         24.1           Power of Attorney                              8

Exhibit 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. ________) of Meridian Data, Inc. of our report dated January 28, 1997 appearing on page 30 of the 1996 Annual Report to Shareholders which is incorporated in the Meridian Data, Inc. Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 49 of the Form 10-K.



PRICE WATERHOUSE LLP
San Jose, California
June 23, 1997